UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 2, 2020 (September 1, 2020)

SERVICEMASTER GLOBAL HOLDINGS, INC.

 (Exact name of each registrant as specified in its charter)

Delaware	001-36507	20-8738320
(State or other jurisdiction of incorporation)	(Commission File Numbers)	(IRS Employer Identification Nos.)

150 Peabody Place, Memphis, Tennessee	38103
(Address of principal executive offices)	(Zip Code)

(901) 597-1400

(Each registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common, par value $0.01	SERV	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 1.01. Entry into a Material Definitive Agreement.

On September 1, 2020, ServiceMaster Global Holdings, Inc. (the “Company”) entered into a purchase agreement (the “Purchase Agreement”) with RW Purchaser LLC (“Purchaser”), an affiliate of investment funds managed by Roark Capital Management LLC (“Roark Capital”).

Upon the terms and subject to the conditions set forth in the Purchase Agreement, the Company has agreed to sell its ServiceMaster Brands businesses (the “Business”) to Purchaser by means of a sale of all of certain subsidiaries of the Company which operate the Business (the “Transaction”). Pursuant to the Purchase Agreement, Purchaser will pay a purchase price of $1.553 billion in cash, subject to certain adjustments for indebtedness, cash and working capital of the Business at the closing of the transaction.

Each party’s obligation to consummate the Transaction pursuant to the Purchase Agreement is subject to certain closing conditions as set out therein, including (i) subject to certain exceptions, the accuracy of the representations and warranties of each party; (ii) subject to certain exceptions, performance in all material respects by each of the parties of its covenants and agreements; (iii) the expiration or early termination of the waiting period under the Hart-Scott Rodino Antitrust Improvements Act of 1976, as amended; and (iv) the absence of any law or order from any governmental entity prohibiting consummation of the Transaction. In addition, the Purchase Agreement provides that the closing of the Transaction may not occur prior to September 22, 2020 without the mutual agreement of Purchaser and the Company.

The Purchase Agreement contains customary representations, warranties and covenants by each party that are subject, in some cases, to specified exceptions and qualifications contained in the Purchase Agreement.

The Purchase Agreement also includes certain termination rights, including for termination (i) by either party if the Transaction is not consummated on or before December 31, 2020 (the “Outside Date”), (ii) by either party if any law or order from a governmental entity permanently prohibits consummation of the Transaction, (iii) by either party if the other party is in material breach of its respective representations and warranties or covenants under the Agreement such that a closing condition is not satisfied (subject to a cure period), or (iv) by the Company, if Purchaser fails to consummate the Transaction after all closing conditions have been satisfied.

The Purchase Agreement provides that in connection with a termination by the Company as a result of Purchaser’s material breach or failure to consummate the Transaction after all closing conditions have been satisfied, the Company will be entitled to receive a termination fee of $97 million. Certain investment funds affiliated with Roark Capital have provided a limited guaranty to the Company guaranteeing the payment of the termination fee and certain other obligations of Purchaser under the Purchase Agreement.

Pursuant to the Purchase Agreement, the Company and Purchaser will enter into a transition services agreement at the closing of the Transaction. In addition, the Company will change its corporate name and ticker symbol.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, which is attached hereto as Exhibit 2.1 to this Current Report on Form 8-K and incorporated herein by reference. The Purchase Agreement has been included to provide the Company’s stockholders with information regarding its terms. It is not intended to provide any other information about the Company or Purchaser or their respective subsidiaries and affiliates. The Purchase Agreement contains representations and warranties by each of the Company and Purchaser. These representations and warranties were made solely for the benefit of the parties to the Purchase Agreement and (i) may have been used for purposes of allocating risk between the respective parties rather than establishing matters as facts, (ii) may have been qualified in the Purchase Agreement by confidential disclosure schedules that were delivered by and between the parties in connection with the signing of the Purchase Agreement, which disclosure schedules may contain information that modifies, qualifies and creates exceptions to the representations, warranties and covenants set forth in the Purchase Agreement, (iii) may be subject to a contractual standard of materiality applicable to the parties that differs from what a stockholder may view as material and (iv) may have been made only as of the date of the Purchase Agreement or as of another date or dates as may be specified in the Purchase Agreement, and information concerning the subject matter of the representations and warranties may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures, if at all. Accordingly, stockholders should not rely upon representations and warranties or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or Purchaser or their respective subsidiaries and affiliates.

Item 7.01	Regulation FD Disclosure.

On September 2, 2020,the Company issued a press release announcing its entry into the Purchase Agreement. The Company also reaffirmed its revenue and Adjusted EBITDA guidance for the third quarter of 2020. A copy of the press release is being furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference in this Item 7.01.

The information in this Item 7.01, including Exhibit 99.1, is being furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as otherwise expressly stated in such filing.

Cautions Regarding Forward Looking Statements

This Current Report on Form 8-K contains forward-looking statements and cautionary statements. Forward-looking statements can be identified by the use of forward-looking terms such as “believes,” “expects,” “may,” “will,” “shall,” “should,” “would,” “could,” “seeks,” “aims,” “projects,” “is optimistic,” “intends,” “plans,” “estimates,” “anticipates” or other comparable terms. Forward-looking statements are subject to known and unknown risks and uncertainties, many of which may be beyond the Company’s control, including, without limitation, the risks and uncertainties discussed in the “Risk Factors” and “Information Regarding Forward-Looking Statements” sections in the Company’s reports filed with the U.S. Securities and Exchange Commission. Such risks, uncertainties and changes in circumstances include, but are not limited to: the possibility that regulatory and other conditions to the sale of the Business are not received or satisfied on a timely basis or at all, and the possibility of changes in the anticipated timing for closing the Transaction; the possibility that the Company may not fully realize the projected benefits of the Transaction; business disruption during the pendency of or following the Transaction; the impact of reserves attributable to pending Litigated and Non-Litigated Claims for terminate damages; the impact of COVID-19 on the Company’s operations; lawsuits, enforcement actions and other claims by third parties or governmental authorities; compliance with, or violation of environmental health and safety laws and regulations; weakening general economic conditions; weather conditions and seasonality; the success of the Company’s business strategies, and costs associated with restructuring initiatives. Forward-looking statements are not guarantees of future performance or outcomes and that actual performance and outcomes, including, without limitation, the Company’s actual results of operations, financial condition and liquidity, and the development of the market segments in which it operates, may differ materially from those made in or suggested by the forward-looking statements contained in this press release. The Company assumes no obligation to update the information contained herein, which speaks only as of the date hereof.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description of Exhibit
2.1	Purchase Agreement, dated as of September 1, 2020, by and between ServiceMaster Global Holdings, Inc. and RW Purchaser LLC.*
99.1	Press release, dated September 2, 2020
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*        Schedules and exhibits have been omitted from this filing pursuant to Item 601(a)(5) of Regulation S-K. A copy of any omitted schedule or exhibit will be furnished to the Securities and Exchange Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SERVICEMASTER GLOBAL HOLDINGS, INC. (Registrant)

September 2, 2020	By:	/s/ Anthony D. DiLucente
Anthony D. DiLucente
Senior Vice President & Chief Financial Officer

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